EXHIBIT 99.1
Contact:
Ram Mukunda
Chief Executive Officer and President
India Globalization Capital, Inc.
(301) 983-0998
FOR IMMEDIATE RELEASE
INDIA GLOBALIZATION CAPITAL, INC.
ANNOUNCES SEPARATE TRADING OF COMMON STOCK AND WARRANTS
BETHESDA, Maryland, April 4, 2006 – India Globalization Capital, Inc. (the “Company”) (AMEX: IGC.U) today announced that it has been notified by Ferris, Baker Watts Incorporated, the lead managing underwriter for its initial public offering which was consummated on March 8, 2006, that commencing on April 13, 2006 there will be a voluntary separation of the Company’s units. At the open of the market, the holders of the Company’s units may separately trade the common stock and warrants included in such units. The symbols for the common stock, warrants and units are IGC, IGC.WS, and IGC.U, respectively.
India Globalization Capital, Inc. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses with primary operations in India.
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of the Company to satisfy the conditions to completion of the business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.